UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
          KEYSPAN ENERGY CORP\LILCO COMBINATION AND LIPA TRANSACTION


The following unaudited pro forma financial information reflects adjustments to the historical financial statements of LILCO to give effect to the proposed transfer of LILCO's gas and generation business to subsidiaries of the newly formed Holding Company (Holding Company), the proposed stock acquisition of LILCO by a wholly owned subsidiary of LIPA and the proposed combination between KeySpan Energy Corporation (KeySpan) and LILCO (Combination). The unaudited pro forma consolidated condensed balance sheet at December 31, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at December 31, 1997. The unaudited pro forma consolidated condensed statement of income for the 12-month period ended December 31, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at January 1, 1997. These statements are prepared on the basis of accounting for the Combination under the purchase method of accounting and are based on the assumptions set forth in the notes thereto. In April 1997 LILCO changed its year-end from December 31 to March 31.

The following pro forma financial information has been prepared from, and should be read in conjunction with, the LIPA Agreement (Annex D to the Joint Proxy dated June 27, 1997), and the historical consolidated financial statements and related notes thereto of KeySpan and LILCO. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the proposed LIPA Transaction and the Combination been consummated on the date, or at the beginning of the period, for which the proposed LIPA Transaction and the Combination are being given effect nor is it necessarily indicative of future operating results or financial position.

                           KEYSPAN/LILCO HOLDING CORP.
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                    12/31/97
                                  (In Millions)
                                                                                         Sale
                                             LILCO        Adjustments    Adjusted           to           Pro Forma
                                           (Historical)                   LILCO          LIPA (1)       Adjustments
                                           -----------    -----------   -----------    -------------   --------------
ASSETS
Property
Utility Plant                                                                    0.0
   Electric                                    $4,005.9                      4,005.9          2,911.4
   Gas                                          1,218.7                      1,218.7              0.0
   Common                                         286.4                        286.4              0.0
   Construction work in progress                  116.1                        116.1             42.0
   Nuclear fuel in process and in reactor          16.2                         16.2             16.2
   Less - Accumulated depreciation                  0.0                          0.0              0.0
       and amortization                        (1,847.8)                    (1,847.8)          (933.3)
                                            -----------    -----------   -----------    -------------   --------------
Total Net Utility Plant                         3,795.5                      3,795.5          2,036.3              0.0
  Gas exploration and production, at cost           0.0                          0.0              0.0
     Less - Accumulated depletion                   0.0                          0.0              0.0
                                            -----------    -----------   -----------    -------------   --------------
Total Net Plant                                 3,795.5                      3,795.5          2,036.3              0.0
                                            -----------    -----------   -----------    -------------   --------------
Cost In Excess of Net Assets Acquired               0.0                          0.0              0.0              0.0
                                            -----------    -----------   -----------    -------------   --------------
Regulatory Assets
Base financial component  (less accumulated
   amortization of $858.2 )                     3,180.6                      3,180.6          3,180.6
Rate moderation component                         385.5                        385.5            385.5
Shoreham post-settlement costs                  1,003.6                      1,003.6          1,003.6
Regulatory tax asset                            1,746.9                      1,746.9          1,724.4
Postretirement benefits other than pensions       346.1                        346.1              0.0           (292.2) (2)
Other                                             422.1                        422.1            347.8
                                            -----------    -----------   -----------    -------------   --------------
Total Regulatory Assets                         7,084.8                      7,084.8          6,641.9           (292.2)
                                            -----------    -----------   -----------    -------------   --------------
Nonutility Property and Other Investments          49.9                         49.9             17.7              0.0
                                            -----------    -----------   -----------    -------------   --------------
Current Assets
Cash and cash equivalents                         180.0           75.0(10)     255.0             75.0          2,477.6  (3)
Deferred tax asset                                 11.3                         11.3              0.0            119.0  (4)
Accounts receivable and accrued revenues          463.4                        463.4            314.0             19.4  (2)
Other Current Assets                              252.6                        252.6             55.1
                                            -----------    -----------   -----------    -------------   --------------
Total Current Assets                              907.3           75.0         982.3            444.1          2,616.0
Deferred Charges                                   70.2                         70.2             46.8              0.0
                                            -----------    -----------   -----------    -------------   --------------
Contractual recievable from LIPA                    0.0            0.0           0.0              0.0            272.8  (2)
                                            -----------    -----------   -----------    -------------   --------------
Total Assets                                   11,907.7           75.0      11,982.7          9,186.8          2,596.6
                                            ===========    ===========   ===========    =============   ==============
CAPITALIZATION AND LIABILITIES
Capitalization
Common Shareowners' Equity                      2,608.5                      2,608.5          2,500.8          2,464.6  (3)
Long-term debt, includes current maturities     4,482.7                      4,482.7          3,434.1
Preferred stock                                   701.0           75.0(10)     776.0            338.0
                                            -----------    -----------   -----------    -------------   --------------
Total Capitalization                            7,792.2           75.0       7,867.2          6,272.9          2,464.6
                                            -----------    -----------   -----------    -------------   --------------
Regulatory Liabilities                            407.0            0.0         407.0            385.8              0.0
                                            -----------    -----------   -----------    -------------   --------------
Current Liabilities
Accounts payable and accrued expenses             288.6                        288.6            101.7             13.0  (3)
Accrued taxes (including Federal income tax)       54.5                         54.5                             399.0  (4)
Other current liabilities                         336.6                        336.6             54.0
                                            -----------    -----------   -----------    -------------   --------------
                                                  679.7            0.0         679.7            155.7            412.0
                                            -----------    -----------   -----------    -------------   --------------
Deferred Credits
Deferred federal income tax                     2,506.9                      2,506.9          2,355.9           (280.0) (4)
Other                                              77.4                         77.4             18.6
                                            -----------    -----------   -----------    -------------   --------------
Total Deferred Credits                          2,584.3            0.0       2,584.3          2,374.5           (280.0)
                                            -----------    -----------   -----------    -------------   --------------
Operating Reserves                                444.5            0.0         444.5             (2.1)             0.0
                                            -----------    -----------   -----------    -------------   --------------
Commitments and Contingencies                       0.0            0.0           0.0              0.0              0.0
                                            -----------    -----------   -----------    -------------   --------------
Minority Interest in Subsidiary Company             0.0            0.0           0.0              0.0              0.0
                                            -----------    -----------   -----------    -------------   --------------
Total Capitalization and Liabilities           11,907.7           75.0      11,982.7          9,186.8          2,596.6
                                            ===========    ===========   ===========    =============   ==============
See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.

                           KEYSPAN/LILCO HOLDING CORP.
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                    12/31/97
                                  (In Millions)
                                                          NEWCO          Keyspan              Pro Forma
                                                      before Keyspan  (Historical)          Adjustments           NEWCO
                                                      --------------   -------------         -------------     --------------
ASSETS
PROPERTY
Utility Plant
   Electric                                                   1,094.5             0.0                   0.0            1,094.5
   Gas                                                        1,218.7         1,855.7                   0.0            3,074.4
   Common                                                       286.4             0.0                   0.0              286.4
   Construction work in progress                                 74.1             0.0                   0.0               74.1
   Nuclear fuel in process and in reactor                         0.0             0.0                   0.0                0.0
   Less - Accumulated depreciation                                0.0             0.0                   0.0                0.0
       and amortization                                        (914.5)         (461.6)                  0.0           (1,376.1)
                                                       --------------   -------------         -------------     --------------
Total Net Utility Plant                                       1,759.2         1,394.1                   0.0            3,153.3
  Gas exploration and production, at cost                         0.0           684.0                   0.0              684.0
     Less - Accumulated depletion                                 0.0          (237.1)                  0.0             (237.1)
                                                       --------------  --------------        --------------     --------------
Total Net Plant                                               1,759.2         1,841.0                   0.0            3,600.2
                                                       --------------   -------------         -------------     --------------
Cost In Excess of Net Assets Acquired                             0.0             0.0                 241.0 (6)          241.0
                                                       --------------   -------------         -------------     --------------
REGULATORY ASSETS
Base financial component  (less accumulated
   amortization of $858.2 )                                       0.0             0.0                   0.0                0.0
Rate moderation component                                         0.0             0.0                   0.0                0.0
Shoreham post-settlement costs                                    0.0             0.0                   0.0                0.0
Regulatory tax asset                                             22.5             0.0                  68.7 (5)           91.2
Postretirement benefits other than pensions                      53.9             0.0                   0.0               53.9
Other                                                            74.3             0.0                  29.4 (6)          103.7
                                                       --------------   -------------         -------------     --------------
Total Regulatory Assets                                         150.7             0.0                  98.1              248.8
                                                       --------------   -------------         -------------     --------------
NONUTILITY PROPERTY AND OTHER INVESTMENTS                        32.2            98.6                   0.0              130.8
                                                       --------------   -------------         -------------     --------------
CURRENT ASSETS                                                                                                             0.0
Cash and cash equivalents                                     2,657.6            39.8                   0.0            2,697.4
Deferred tax asset                                              130.3             0.0                   0.0              130.3
Accounts receivable and accrued revenues                        168.8           318.7                   0.0              487.5
Other Current Assets                                            197.5           165.2                   0.0              362.7
                                                       --------------   -------------         -------------     --------------
TOTAL CURRENT ASSETS                                          3,154.2           523.7                   0.0            3,677.9
DEFERRED CHARGES                                                 23.4           154.3                 (76.9)(5) (6)      100.8
                                                       --------------   -------------         -------------     --------------
CONTRACTUAL RECIEVABLE FROM LIPA                                272.8             0.0                   0.0              272.8
                                                       --------------   -------------         -------------
TOTAL ASSETS                                                  5,392.5         2,617.6                 262.2            8,272.3
                                                       ==============   =============         =============     --------------
                                                                                                                           0.0
CAPITALIZATION AND LIABILITIES                                                                                             0.0
CAPITALIZATION                                                                                                             0.0
Common Shareowners' Equity                                    2,572.3         1,014.1                 200.4 (6)        3,786.8
Long-term debt, includes current maturities                   1,048.6           760.1                   0.0            1,808.7
Preferred stock                                                 438.0             0.0                   0.0              438.0
                                                       --------------   -------------         -------------     --------------
Total Capitalization                                          4,058.9         1,774.2                 200.4            6,033.5
                                                       --------------   -------------         -------------     --------------
REGULATORY LIABILITIES                                           21.2             0.0                   0.0               21.2
                                                       --------------   -------------         -------------     --------------
CURRENT LIABILITIES                                                                                                        0.0
Accounts payable and accrued expenses                           199.9           177.6                  61.8 (6)          439.3
Acrued taxes (including Federal income tax)                     453.5            37.9                   0.0              491.4
Other current liabilites                                        282.6           152.7                   0.0              435.3
                                                       --------------   -------------         -------------     --------------
                                                                936.0           368.2                  61.8            1,366.0
                                                       --------------   -------------         -------------     --------------
DEFERRED CREDITS                                                                                                           0.0
Deferred federal income tax                                    (129.0)          291.9                   0.0              162.9
Other                                                            58.8            94.8                   0.0              153.6
                                                       --------------   -------------         -------------     --------------
Total Deferred Credits                                          (70.2)          386.7                   0.0              316.5
                                                       --------------   -------------         -------------     --------------
OPERATING RESERVES                                              446.6             0.0                   0.0              446.6
                                                       --------------   -------------         -------------     --------------
COMMITMENTS AND CONTINGENCIES                                     0.0             0.0                   0.0                0.0
                                                      --------------   -------------         -------------     --------------
MINORITY INTEREST IN SUBSIDIARY COMPANY                           0.0            88.5                   0.0               88.5
                                                       --------------   -------------         -------------     --------------
TOTAL CAPITALIZATION AND LIABILITIES                          5,392.5         2,617.6                 262.2            8,272.3
                                                       ==============   =============         =============     ==============
See Accompanying Notes To Unaudited Pro Forma Consolidated  Condensed  Financial Statements.

                                     - 7 -

                          (KEYSPAN/LILCO) HOLDING CORP.
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  FOR THE TWELVE  MONTHS  ENDED  DECEMBER  31, 1997
                     (In Millions Except Per Share Amounts)

                                                         Sale           Pro         NEWCO
                                            LILCO         to           Forma        before      KeySpan      Pro Forma
                                         (Historical)   LIPA (1)     Adjustments   KeySpan     (Historical)  Adjustments     NEWCO
                                         -----------  -----------    -----------  -----------  -----------   -----------  ----------

REVENUES
Electric                                    $2,480.5     $2,118.4       $11.5(7)  $373.6           $0.0       $0.0         $373.6
Gas - Utility sales                            667.2          0.0         0.0      667.2        1,356.9        0.0        2,024.1
Gas production and other                         0.0          0.0         0.0        0.0          126.6        0.0          126.6
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
Total Revenues                               3,147.7      2,118.4        11.5    1,040.8        1,483.5        0.0        2,524.3

OPERATING EXPENSES
Operations - fuel and purchased power          965.2        657.4         0.0      307.8          579.9        0.0          887.7
Operations - other                             390.4        235.0         0.0      155.4          363.0        0.0          518.4
Maintenance                                    113.6         63.2         0.0       50.4           58.4        0.0          108.8
Depreciation, depletion and amortization       156.6         94.7         0.0       61.9          119.8        6.0(6)       187.7
Base financial component amortization          101.0        101.0         0.0        0.0            0.0        0.0            0.0
Rate moderation component amortization          13.5         13.5         0.0        0.0            0.0        0.0            0.0
Regulatory liability component amortization    (88.5)       (88.5)        0.0        0.0            0.0        0.0            0.0
Other regulatory amortization                   56.1         46.5         0.0        9.6            0.0        0.0            9.6
Operating taxes                                466.7        261.6         0.0      205.1          154.4        0.0          359.5
Federal income taxes                           224.5        165.0         4.0(8)    63.5           58.6        0.0          122.1
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
Total Operating Expenses                     2,399.1      1,549.4         4.0      853.7        1,334.1        6.0        2,193.8
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
Operating Income                               748.6        569.0         7.5      187.1          149.4       (6.0)         330.5

OTHER INCOME AND (DEDUCTIONS)                   (4.3)        15.3         0.0      (19.6)          21.6        0.0            2.0
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
INCOME BEFORE INTEREST CHARGES                 744.3        584.3         7.5      167.5          171.0       (6.0)         332.5

INTEREST CHARGES                               410.3        314.7         0.0       95.6           44.5        0.0          140.1
                                         -----------  -----------   ---------    -------    -----------   --------    -----------

NET INCOME                                     334.0        269.6         7.5       71.9          126.5       (6.0)         192.4
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
Preferred stock dividend requirements           51.8         23.1         6.0(10)   34.7            0.2        0.0           34.9
                                         -----------  -----------   ---------    -------    -----------   --------    -----------
EARNINGS FOR COMMON STOCK                     $282.2       $246.5        $1.5      $37.2         $126.3      ($6.0)        $157.5
                                         ===========   ==========   =========    =======    ===========   ========    ===========

AVERAGE COMMON SHARES OUTSTANDING              121.2        121.2       121.2      121.2           50.4      (14.5)(12)     157.1
                                         ===========   ===========  =========    =======    ===========   ========    ===========

EARNINGS PER COMMON AND EQUIVALENT SHARES      $2.33        $2.03       $0.01      $0.31          $2.50     ($0.04)         $1.00(9)
                                          ===========   ===========   =========    =======   ===========   ========    ===========

See Accompanying Notes To Unaudited Pro Forma Consolidated  Condensed  Financial Statements.


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. The historical financial statements of LILCO have been adjusted to give effect to the proposed transaction with LIPA, pursuant to which LILCO will distribute certain of its net assets relating to its gas and generation business ("Transferred Assets") to subsidiaries of the Holding Company. LIPA will then acquire LILCO in a stock sale. The adjustments are based upon a disaggregation of LILCO's balance sheet and operations as estimated by the management of LILCO, and are subject to adjustment pursuant to the terms of the LIPA agreement.

     In connection with this transaction, the principal assets to be acquired by LIPA through its stock acquisition of LILCO include the electric transmission and distribution system ("The LIPA Transmission and Distribution System"), LILCO's 18% interest in Nine Mile Point 2 nuclear power station, certain of LILCO's regulatory assets associated with its electric business and an allocation of accounts receivable and other assets. The principal liabilities to be assumed by LIPA include LILCO's regulatory liabilities associated with its electric business, a portion of LILCO's long-term debt and an allocation of accounts payable, accrued expenses, customer deposits, other deferred credits and claims.

2. In connection with the LIPA Transaction, LIPA is contractually responsible for reimbursing the Holding Company for postretirement benefits other than pension costs, related to employees of LILCO's electric business. A pro forma adjustment has been reflected to reclassify the associated regulatory asset for postretirement benefits other than pensions to current and non-current accounts receivable pursuant to LIPA's obligation to a subsidiary of the Holding Company.

3. The Cash Purchase Price to be paid by LIPA in connection with its stock acquisition of LILCO will be $2,497.5 million. The Cash Purchase Price was determined based upon the estimated net book value of the LILCO Retained Assets of $2,500.8 million as estimated by LILCO in a projected balance sheet as of December 31, 1997. In addition, the LIPA Transaction obligates the Holding Company upon the closing of the transaction to remit to LIPA $15 million associated with the recovery through litigation of certain real estate taxes previously paid and to pay call premiums totaling $4.9 million on preferred stock series to be redeemed by LIPA. Transaction costs are currently estimated to be $26 million, $13 million of which has been incurred to date, leaving a balance of $13 million as a pro forma adjustment to accrued expenses. Assuming the LIPA Transaction was completed on December 31, 1997, the net cash to be received by the Holding Company would amount to:

       Cash Purchase Price                      $2,497.5
       Cash paid to LIPA                           (15.0)
       Call premiums                               ( 4.9)
                                                --------
       Net Cash                                 $2,477.6
                                                ========

4. The transfer of the Transferred Assets from LILCO to the Holding Company (which will then transfer the assets to its subsidiaries) will result in the imposition of federal income taxes on LILCO. Pursuant to the LIPA Agreement, the subsidiaries created by the Holding Company will receive the benefit of the increased tax basis of the Transferred Assets and will receive the Transferred Assets net of the tax imposed on LILCO. The tax is derived from the difference between the fair market value of the Transferred Assets and their existing tax basis. There are many different ways of valuing assets which may result in substantially different values. The Company has retained professional appraisers to assist it in determining the fair market value of the Transferred Assets. However, the valuation determined by the Company and its appraisers is not binding on the Internal Revenue Service, which may assert a higher value and a correspondingly greater tax liability. Thus, the actual tax liability and the amount of cash that will be available to the Company net of such liability cannot be determined at this time. The unaudited pro forma consolidated balance sheet as of December 31, 1997, reflects an estimated tax liability of approximately $399 million based upon an estimate of the value of the Transferred Assets made at the time the Company entered into the LIPA Agreement. For financial reporting purposes, the subsidiaries reversed the existing deferred tax liability of $280 million relating to the Transferred Assets and recorded a $119 deferred tax asset, reflecting the estimated income tax effect by which the tax basis of the Transferred Assets exceeded their book basis.

5. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 reflects the reclassification of $68.7 million of KeySpan regulatory tax assets from deferred charges to regulatory assets in order to consistently present the regulatory assets of KeySpan with LILCO.

6. The purchase price for KeySpan, which amounts to approximately $1.255 billion including $40.6 million of direct transaction costs, has been determined based upon an average of LILCO's opening and closing stock prices for the two trading days before and three trading days after December 29, 1996. The purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values. It is anticipated that the fair value of the utility assets acquired is represented by their book value, which approximates the value of these assets recognized by the New York State Public Service Commission (PSC) in establishing rates which are designed to, among other things, provide for a return on the book value of these assets and the recovery of costs included as depreciation and amortization charges. The estimated fair values of KeySpan non-utility assets approximate their carrying values. Both KeySpan and LILCO will seek PSC approval for recovery of transaction costs.

     At December 31, 1997, the purchase price exceeded the fair value of the net assets acquired by $241.0 million, which will be amortized to income over 40 years. The actual amount of goodwill to be recorded will be based on the net assets acquired as of the closing date.

An additional $29.4 million in direct transaction costs will be recovered through rates of Holding Company's regulated subsidiaries and as a result, these costs have been recorded as a regulatory asset.

7. The agreement with LIPA includes a provision for the Holding Company to earn in the aggregate approximately $11.5 million in annual management service fees from LIPA for the management of the LIPA Transmission and Distribution System and the management of all aspects of fuel and power supply. These agreements also contain certain incentive and penalty provisions which could materially impact earnings from such agreements.

8. The net pro forma charge of $4.0 million represents the income tax effect associated with the recording of the pro forma adjustments for the $11.5 million management fee (See Note 7).

9. No adjustments have been made to earnings for common stock to reflect earnings on net available proceeds of approximately $1.7 billion to be received, after remittances to the Holding Company's gas and generation subsidiaries for working capital purposes (see Notes 3). If these funds were invested at 5.92% (the 30 year US Treasury Bond yield based on recent prices), the Holding Company would have realized additional interest income, net of taxes, of approximately $65.3 million, or approximately $.42 per share, on a pro forma consolidated basis. Each one percent change in the assumed interest rate, would increase/decrease interest income, net of taxes, by $11.0 million. LILCO's allowed rate of return on its common equity for its electric business is currently 11%.

10. As more fully described in the section entitled "The LIPA Transaction-Agreement and Plan of Merger," as described in the Joint Proxy Statement/Prospectus dated June 27, 1997, LILCO will transfer the Transferred Assets to subsidiaries of the Holding Company in exchange for shares of the Holding Company common stock and up to $75 million face amount of Holding Company Preferred Stock. The privately placed Preferred Stock will be non-voting, non-convertible and have a five year term. For purposes of these pro forma financial statements, it is assumed that the Holding Company will issue $75 million of Preferred Stock, LILCO will sell the preferred stock for $75 million in proceeds and will retain the proceeds (i.e. a Retained Asset).

     With a $75 million increase in the Retained Assets, the LIPA Agreement provides that the Retained Debt will increase by a corresponding amount. The LIPA Agreement also provides that if the Holding Company were to issue an amount other than $75 million of Preferred Stock, the incremental difference between the amount actually issued and $75 million, will result in a corresponding increase or decrease in the amount of accounts payable retained by LILCO. These pro forma financial statements reflect a reduction in interest expense for the reduced level of subsidiary debt, and an increase in preferred stock dividend requirements. Finally, for purposes of these pro forma financial statements, it is assumed that the dividend rate on this privately place Preferred Stock will be 7.95%, which is equal to the Company's highest cost preferred Stock.

11. KeySpan earnings for the 12 month period ended December 31, 1997 include gains of 15.2 million, or $0.30 per share resulting from the sale of various cogeneration investments as well as the sale of residual interests in certain Canadian assets.

12. These pro-forma financial statements reflect the exchange of each outstanding share of LILCO Common Stock into 0.880 shares of Holding Company Common Stock and the exchange of each outstanding share of KeySpan Common Stock into one share of Holding Company Common Stock, as provided in the proposed KeySpan/LILCO transaction.


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